EXHIBIT 99.8

                          CWC CONSUMERCO A DIVISION OF
                               NTL (CWC) LIMITED
               (FORMERLY CABLE & WIRELESS COMMUNICATIONS LIMITED)

              REPORT AND FINANCIAL STATEMENTS AS OF MARCH 31, 1999
             AND 2000 AND FOR THE THREE YEARS ENDED MARCH 31, 2000

                     FINANCIAL STATEMENTS OF CWC CONSUMERCO

                         REPORT OF INDEPENDENT AUDITORS

To the Directors of NTL Incorporated

     We have audited the accompanying financial statements of CWC ConsumerCo as of March 31, 1999 and 2000 and for the three years ended March 31, 2000 which have been prepared on the bases and in accordance with the accounting policies set out therein under the historical cost convention.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

     The Directors of ntl (CWC) Limited are responsible for the preparation of the financial statements in accordance with the applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established by the United Kingdom Auditing Practices Board and by our profession's ethical guidance.

BASIS OF OPINION

     We conducted our audit in accordance with generally accepted auditing standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of CWC ConsumerCo, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

     In our opinion, the financial statements referred to above present fairly, in all material respects, the state of affairs of CWC ConsumerCo as at March 31, 1999 and 2000 and of CWC ConsumerCo's results and cash flows for each of the three years ended March 31, 2000 in accordance with the bases of preparation detailed in the accompanying financial statements, applied using accounting principles generally accepted in the United Kingdom.

RECONCILIATION TO US GAAP

     Accounting practices used by CWC ConsumerCo in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with generally accepted accounting principles in the United States. A description of these differences and a reconciliation of net loss and shareholders' equity to generally accepted accounting principles in the United States is set out in Note 35.

                                          ARTHUR ANDERSEN
                                          Chartered Accountants

London
  United Kingdom

  6th October 2000

                         COMBINED PROFIT & LOSS ACCOUNT
                          FOR THE YEAR ENDED MARCH 31

                                                                      2000    1999    1998
                                                              NOTE    L M     L M     L M
                                                              ----    ----    ----    ----
TURNOVER
Continuing operations.......................................           694     688     104
Acquisitions................................................            --      --     446
                                                                4      694     688     550
OPERATING COSTS
Outpayments and other cost of sales.........................    5     (269)   (251)   (188)
GROSS PROFIT................................................           425     437     362
Millennium and NCNC costs...................................  5, 6     (12)    (16)     (2)
Other operating expenses (net)..............................    5     (270)   (241)   (197)
Depreciation and amortisation...............................  5, 7    (156)   (135)   (103)
OPERATING (LOSS)/PROFIT
Continuing operations.......................................           (13)     45      49
Acquisitions................................................            --      --      11
TOTAL OPERATING (LOSS)/PROFIT...............................           (13)     45      60
Costs of fundamental reorganisation.........................   10       --      --     (96)
Release of surplus fundamental reorganisation provision.....             2      --      --
Profit on disposal of tangible fixed assets.................             1      --      --
Net interest payable........................................   11     (190)   (179)   (121)
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION.................    7     (200)   (134)   (157)
Taxation....................................................   12       34      --      --
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION..................          (166)   (134)   (157)
Minority interests..........................................             1      (1)     --
NET LOSS -- TRANSFER TO RESERVES............................          (165)   (135)   (157)

     As more fully explained in Note 2, CWC ConsumerCo did not operate as a separate legal or reporting entity throughout the period. Accordingly the above profit and loss account may not be representative of its future results.

     All operations are continuing.

     There are no recognised gains or losses other than those reflected in the combined profit and loss account and accordingly, no statement of total recognised gains and losses is presented.

  The accompanying notes are an integral part of this combined profit and loss account.

                             COMBINED BALANCE SHEET
                                 AS AT MARCH 31

                                                                       2000      1999
                                                              NOTE     L M       L M
                                                              ----    ------    ------
FIXED ASSETS
Intangible assets...........................................   13          8         8
Tangible assets.............................................   14      3,167     2,860
                                                                       3,175     2,868
CURRENT ASSETS
Debtors:
  Due within one year.......................................   15        131        67
  Due after one year........................................   15         68        69
Debtors within receivables securitisation...................   16
  Gross debtors.............................................              56        85
  Non-returnable proceeds...................................             (29)      (62)
                                                                          27        23
Cash at bank and in hand....................................              87       127
                                                                         313       286
CREDITORS: amounts falling due within one year..............   17       (826)     (487)
NET CURRENT LIABILITIES.....................................            (513)     (201)
TOTAL ASSETS LESS CURRENT LIABILITIES.......................           2,662     2,667
CREDITORS: amounts falling due after more than one year.....   18     (3,075)   (2,916)
PROVISIONS FOR LIABILITIES AND CHARGES......................   19         (6)      (14)
NET LIABILITIES.............................................            (419)     (263)
CAPITAL AND RESERVES
Called up share capital.....................................   21        748       746
Share premium...............................................   22         17         9
Other reserves..............................................   22     (1,199)   (1,034)
Equity shareholders' funds..................................            (434)     (279)
Equity minority interest....................................              15        16
                                                                        (419)     (263)

  The accompanying notes are an integral part of this combined balance sheet.

APPROVED AND SIGNED ON BEHALF OF THE BOARD

6th October 2000

By: /s/ DAVID W. KELHAM
    --------------------------------------------------
Name: David W. Kelham
Title:  Group Commercial Director
       ntl Group Ltd.

                          COMBINED CASH FLOW STATEMENT
                          FOR THE YEAR ENDED MARCH 31

                                                                      2000    1999     1998
                                                              NOTE    L M     L M      L M
                                                              ----    ----    ----    ------
Net cash (outflow)/inflow before fundamental reorganisation
  costs and IT outsource....................................           (89)    220       386
Outflow related to fundamental reorganisation costs and IT
  outsource.................................................            (6)    (41)      (30)
                                                                      ----    ----    ------
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES.........   27      (95)    179       356
                                                                      ----    ----    ------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................             5      15        10
Interest paid...............................................          (224)   (227)     (144)
                                                                      ----    ----    ------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
  OF FINANCE................................................          (219)   (212)     (134)
                                                                      ----    ----    ------
TAXATION
UK Corporation tax paid.....................................            --      --       (16)
                                                                      ----    ----    ------
TAX PAID....................................................            --      --       (16)
                                                                      ----    ----    ------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets...........................          (452)   (375)     (529)
Interest bearing deposit (net of VAT).......................            --    (109)       --
Sale of tangible fixed assets...............................            19      57        --
                                                                      ----    ----    ------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................          (433)   (427)     (529)
                                                                      ----    ----    ------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings, net of cash acquired...   28       --      --        88
Disposal of business........................................   28       --       4        --
                                                                      ----    ----    ------
NET CASH INFLOW FROM ACQUISITIONS AND DISPOSALS.............            --       4        88
                                                                      ----    ----    ------
EQUITY DIVIDENDS PAID
Ordinary dividends paid.....................................            --      --        (9)
                                                                      ----    ----    ------
CASH OUTFLOW BEFORE FINANCING...............................          (747)   (456)     (244)
                                                                      ----    ----    ------
FINANCING
Increase in bank and other loans............................           932     669     3,257
Increase in share capital...................................             1      --        --
Net proceeds from issue of loan notes.......................            --     433     1,585
Repayment of debt...........................................          (222)   (736)   (4,448)
Capital element of finance lease rental payments............            (4)    (12)       (6)
                                                                      ----    ----    ------
(DECREASE)/INCREASE IN CASH.................................   29      (40)   (102)      144
                                                                      ====    ====    ======

     The accompanying notes are an integral part of this combined cash flow statement.

           RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS
                          FOR THE YEAR ENDED MARCH 31

                                                                       2000    1999     1998
                                                              NOTE     L M     L M      L M
                                                             ------    ----    ----    ------
Loss for the financial year................................            (165)   (135)     (157)
Share issues...............................................  21, 22      10      10     1,957
Goodwill acquired and written off during the year..........              --      --    (2,006)
Other movements on reserves................................              --     (31)       (7)
                                                                       ----    ----    ------
Net decrease in equity shareholders' funds.................            (155)   (156)     (213)
Equity shareholders' funds at beginning of year............            (279)   (123)       90
                                                                       ----    ----    ------
EQUITY SHAREHOLDERS' FUNDS AT END OF YEAR..................            (434)   (279)     (123)
                                                                       ====    ====    ======

       The accompanying notes are an integral part of this reconciliation of movements in equity shareholders' funds.

1 BACKGROUND

     On July 26, 1999, Cable and Wireless plc ("Cable and Wireless"), NTL Incorporated ("NTL") and Cable & Wireless Communications (now ntl (CWC) Limited and hereafter "ntl (CWC)") announced that they had agreed to propose a restructuring of ntl (CWC) to its shareholders. The restructuring was agreed by the shareholders, and completed on May 30, 2000.

     As part of the restructuring, ntl (CWC), which was a 52.8% owned subsidiary of Cable and Wireless was separated into its residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses, referred to as CWC ConsumerCo, and its corporate, business, internet protocol and wholesale operations, referred to as CWC Data Co. NTL indirectly acquired all of CWC ConsumerCo and Cable and Wireless indirectly acquired the interest in CWC DataCo. which was not already attributable to it, thereby achieving 100% ownership of CWC DataCo. These two acquisitions, collectively, are referred to as the "Transaction".

2 BASIS OF PREPARATION

  a) Structure of Financial Statements

     The financial statements, have been prepared on the basis set out within the "Basis of preparation" below. In the financial statements, ntl (CWC) and its subsidiary undertakings, as appropriate, are referred to as "ntl (CWC) group".

     The activities of CWC ConsumerCo were carried out as an integral part of the ntl (CWC) group and as such the operations comprising CWC ConsumerCo were carved out from the financial statements of the ntl (CWC) group. Consequently, certain revenues, costs, assets and liabilities previously reported within legal entities, comprising the ntl (CWC) group, have been allocated to CWC ConsumerCo to reflect the assets and liabilities attributable to CWC ConsumerCo and the results of such operations for the periods shown.

     As a result of the carve out, the combined balance sheet presents an "Other reserves" balance for CWC ConsumerCo, consistent with the fact that CWC ConsumerCo did not operate as a standalone group. Accordingly, the net liabilities position is presented with an equal and opposite equity shareholders' funds figure after including this "Other reserves" balance which represents the investment in CWC ConsumerCo held by the ntl (CWC) group.

     The financial statements have been prepared specifically in connection with the acquisition of CWC ConsumerCo by NTL and consequently do not contain certain reports, disclosures or other matters that would be required under the UK Companies Act 1985.

     Further, the financial statements do not necessarily reflect the terms of the Transaction agreement referred to in Note 1 above.

  b) Basis of Preparation

     Revenue

     All CWC ConsumerCo's revenues are specifically identifiable from the total revenues of the ntl (CWC) group.

     Specifically Attributable Costs, Assets and Liabilities

     Most of the costs, assets and liabilities reflected in the financial statements are specifically identifiable to CWC ConsumerCo. Such specific costs, assets and liabilities have been allocated directly to CWC ConsumerCo.

     - Outpayments

       Outpayments and other cost of sales figures represent third party costs incurred by CWC ConsumerCo.

     Allocation of Indirectly Attributable Costs, Assets and Liabilities

     Where costs, assets and liabilities were incurred for the benefit of CWC ConsumerCo, but could not be specifically identified, an allocation has been made.

     Indirectly attributable costs, assets and liabilities have been allocated using bases which the Directors believe provide an appropriate mechanism to carve out CWC ConsumerCo's financial results for the three years ended March 31, 2000 and financial position as at March 31, 1999 and 2000, from the ntl (CWC) group financial statements.

     Costs

     Particular indirectly attributable costs have been allocated consistently on the following bases unless otherwise stated:

     - Net operating expenses -- three years ended March 31, 2000

       Net operating expenses consist primarily of network operations and central ntl (CWC) group support costs, principally those of the Finance and IT departments. A significant element of these costs are staff related.

        - Network operations costs have been allocated based upon the relative usage of the ntl (CWC) group telecommunications network by those products and services provided by CWC ConsumerCo.

        - Staff and related costs have been allocated based upon management's estimation of the relative proportion of individuals' time providing services to CWC ConsumerCo. The Directors believe that this provides a fair allocation of costs to CWC ConsumerCo.

        - IT department costs relating to general IT support and services have been allocated in the proportion of CWC ConsumerCo headcount, including allocated headcount, to total ntl (CWC) group headcount. Specific IT projects and systems have been allocated on the basis of estimated usage by CWC ConsumerCo.

        - Finance department costs have been allocated in the proportion of CWC ConsumerCo headcount (including allocated headcount) to total ntl
          (CWC) group headcount. In the year ended March 31, 1998 these costs were allocated on the basis of revenue due to the lack of retrospective information regarding Finance department headcount. The Directors believe that despite the different bases applied the overall allocation is appropriate.

        - Facilities and other related costs have been allocated based on relative usage by CWC ConsumerCo.

     - Depreciation

       Depreciation for the three years ended 31 March 2000 has been allocated consistent with the allocation of fixed assets to CWC ConsumerCo.

     Assets and Liabilities

     Particular indirectly attributable assets and liabilities have been consistently allocated on the following bases as at March 31, 1999 and 2000 unless otherwise stated:

     - Fixed assets

       CWC ConsumerCo has allocated fixed asset additions and disposals on the basis of management's estimate of relative usage of those assets. The Directors believe this fairly presents the historic asset base attributable to CWC ConsumerCo.

     - Trade creditors
       Trade creditor amounts relate to operating and capital expenditure. Where not specifically attributable, such amounts have been allocated based on the allocation to CWC ConsumerCo of net operating expenses and capital expenditure.

     - Debt

       Substantially all ntl (CWC)'s debt has been allocated to CWC ConsumerCo on the basis that it is primarily used to fund CWC ConsumerCo activities. See Note 18.

     - Other assets and liabilities

       Prepayments and accrued income and accruals and deferred income amounts are attributable to specific CWC ConsumerCo cost centres and where not specifically attributable, have been allocated based on the allocation of the net operating expenses to each respective cost centre.

     Limitations on Use of Financial Statements

     Because of the allocations referred to above and the proposed changes in the structure and financing of CWC ConsumerCo going forward, these financial statements should not be relied upon as being representative of the future financial position or performance of CWC ConsumerCo. In particular:

     - Outpayments for all periods presented are not representative of those amounts that will be incurred by CWC ConsumerCo in the future as it will need to enter into arms' length arrangements for the carriage and delivery of telecommunications traffic and services either with CWC DataCo and with other third parties.

     - The operating costs attributed to CWC ConsumerCo for the year ended March 31, 2000 are not representative of the costs it will incur after the proposed transaction as they represent the carve out of costs incurred by the ntl (CWC) group, which was managed as an integrated business. The activities of CWC ConsumerCo on a stand alone basis may be restructured following the transaction which may result in certain costs being duplicated, other costs being avoided altogether and yet other costs being incurred. For this reason the reported result for the year ended March 31, 2000 is not representative of the amounts to be incurred by CWC ConsumerCo after the Transaction.

     - In view of the refinancing and corporate restructuring of the businesses, the debt, interest and taxation figures included in these financial statements are not representative of the amounts of those items for CWC ConsumerCo following the Transaction.

3 STATEMENT OF ACCOUNTING POLICIES

     The financial statements have been prepared applying CWC ConsumerCo's accounting policies and no adjustments have been made with respect to any differences between these and NTL's accounting policies.

     The principal accounting policies of CWC ConsumerCo, which have been applied consistently throughout the three years ended March 31, 2000, unless expressly stated otherwise, are as follows:

  a) Basis of Accounting

     The financial statements have been prepared applying accounting principles generally accepted in the United Kingdom and on the historical cost basis.

     The results of subsidiary undertakings acquired or disposed of during the year are included from the date of their acquisition or up to the date of their disposal, except for the acquisition of Mercury Communications Limited which has been merger accounted for under the group reorganisation provisions of FRS 6 "Acquisitions and mergers".

     Intercompany sales and profits are eliminated fully.

  b) Turnover and Revenue Recognition

     Turnover, which excludes value added tax, represents the amount receivable in respect of services provided to customers in each year and is accounted for on the accruals basis. At the end of each year adjustments are recorded to defer revenue with respect to services invoiced in advance and to accrue for unbilled services.

  c) Interconnection With Other Operators

     When operators of other national and international telecommunications networks carry traffic, the charges incurred are matched with the associated revenues. All charges payable to, or by, overseas telecommunications administrations are negotiated separately and are subject to continuous review.

     Charges payable by CWC ConsumerCo to British Telecommunications plc, referred to as BT, for the conveyance of traffic and connections to the BT network are subject to government regulation in the form of a determination by OFTEL, the Office of Telecommunications. During 1998, the basis for calculation of these charges changed from one based on the fully allocated historic cost of providing the delivery mechanism on their network, to one based upon the long-run incremental cost of providing that service.

     Up until September 30, 1997, OFTEL undertook a review, in the form of a determination, after the end of each financial year, and for the half year to September 30, 1997, to assess the bases used for the calculation of the charges made in that year. Amendments were backdated to take effect from April 1, in the year under review, but were accounted for in subsequent financial periods.

     Since October 1, 1997, the charging mechanism has been designed to reflect the commercial considerations surrounding a competitive market. OFTEL has set a framework of controls within which BT will have the price flexibility to set its own charges. The degree of control depends on the competitiveness of the services concerned.

  d) Goodwill

     With effect from April 1, 1998, goodwill arising on the acquisition of subsidiary undertakings and businesses, being the difference between the fair value of the purchase consideration and the fair value attributed to the identifiable assets and liabilities acquired, is capitalised and amortised in equal annual instalments through the profit and loss account over the ntl (CWC)' Directors' estimate of its useful economic life.

     CWC ConsumerCo periodically reviews events and changes in circumstances to determine whether the recoverability of the carrying value of goodwill should be reassessed. An impairment assessment is performed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

     As permitted under the transitional provisions in FRS 10, "Goodwill and Intangible Assets", goodwill on acquisitions prior to April 1, 1998 is dealt with as a movement on reserves. Where subsidiary undertakings are wholly or partially disposed of during the year, goodwill that was written off to reserves or has not been amortised through the profit and loss account is charged to the profit and loss account.

  e) Tangible Fixed Assets and Depreciation

     Tangible fixed assets are recorded at cost, which includes materials, direct labour and other incremental costs applicable to the design, construction and connection of the telecommunications and cable television networks and equipment. Other incremental costs capitalised include all costs of those departments responsible solely for design, construction and connection. Where departments spend only part of their time on functions directly connected with design, construction and connection, the relevant proportion of total costs is capitalised. Costs which are initially capitalised in projects under construction where the projects do not become operational are written off to the profit and loss account, once it is determined that the project will not become operational.

     Costs of departments relating to revenue related operations such as direct selling, marketing and other customer related departments, are not capitalised.

     Capitalisation of Interest

     Interest is capitalised as part of the cost of separately identifiable major capital projects, up to the time that such projects are substantially complete. The amount of interest capitalised is calculated as the capitalisation rate multiplied by the weighted average carrying amount of major capital projects under construction during the period.

     Depreciation

     Depreciation is provided on the difference between the cost of tangible fixed assets and the estimated residual value in equal annual instalments over the estimated useful lives of the assets. These lives are as follows:

Land and buildings:               Lives

freehold buildings                40 years
leasehold land and buildings      up to 40 years or term of lease if
                                  less
leasehold improvements            remaining term of lease or
                                  expected useful life of the
                                  improvements if less
Communications network plant and equipment:

ducting and network               10 to 40 years
  construction
electronic equipment and          10 to 20 years
  cabling
other network plant and           6 to 25 years
  equipment
Non-network plant and             3 to 10 years
  equipment

     Freehold land, where the cost is distinguishable from the cost of the building thereon, is not depreciated.

     After a portion of the network is fully constructed and released to operations, depreciation of the network commences either when target rates of penetration are achieved or no later than one year after the release date.

  f) Leased Assets

     Where assets are financed by leasing agreements that give rights approximating to ownership, the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Lease payments are split between capital and interest elements using the annuity method. Depreciation on the relevant assets and interest are charged to the profit and loss account.

     All other leases are operating leases and the annual rentals are charged to operating profit on a straight line basis over the lease term.

  g) Fixed Asset Investments

     Fixed asset investments are stated at cost less provisions for impairment. Any impairment is charged to the profit and loss account in the year in which it is identified.

  h) Deferred Taxation

     The charge for taxation is based on the results for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. CWC ConsumerCo provides for deferred tax unless there is a reasonable probability that the liability will not arise in the foreseeable future. Where deferred tax is provided, the liability method is used. No deferred tax assets are recognised in respect of accumulated tax losses.

  i) Pensions

     Defined Contribution Schemes

     Where CWC ConsumerCo companies through the ntl (CWC) group participate in defined contribution pension schemes for their employees, the pension costs charged to the profit and loss account represent contributions payable during the year.

     Defined Benefit Schemes

     CWC ConsumerCo through the ntl (CWC) group also participates in a defined benefit pension scheme operated by Cable and Wireless for certain employees. The regular cost of providing benefits is charged to operating profit over the service lives of the members of the scheme so as to achieve a constant percentage of pensionable pay.

  j) Foreign Currencies

     Transactions are translated into sterling at the rate of exchange ruling on the date of the transaction. All outstanding monetary assets and liabilities denominated in foreign currency are retranslated at the rates ruling at the balance sheet date. Any exchange differences arising are dealt with through the profit and loss account.

     The results of overseas operations are translated at the average rate of exchange during the period and their balance sheets at the rate ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and results of overseas operations are dealt with through reserves. All other exchange differences are included in the profit and loss account.

  k) Forward Exchange Contracts and Interest Rate Swaps

     CWC ConsumerCo through the ntl (CWC) group uses financial instruments, including forward exchange contracts and interest rate swaps, in its management of exchange rate and interest rate exposures. While these instruments are subject to the risk of loss from changes in exchange rates and interest rates, these losses would generally be offset by gains in the related exposures.

     Financial instruments are only used to hedge underlying economic exposures. CWC ConsumerCo does not speculate in derivative financial instruments.

     Realised and unrealised gains and losses on forward contracts which hedge firm third party commitments are recognised in the profit and loss account in the same period as the gain or loss on the underlying transaction. Net interest paid or received on interest rate swaps is included in interest expense on an accruals basis.

  l) Capital Instruments and Financing Costs

     Capital instruments are accounted for and classified as equity or non-equity share capital, equity or non-equity minority interests or debt according to their form. The costs of issue of non-equity and debt capital instruments are charged to the profit and loss account on an annual basis over the life of the instruments at a constant rate on the carrying amount. Where permitted by law, a corresponding amount is subsequently transferred from the share premium account to retained earnings. The cost of issue of equity instruments is written off against the share premium account.

  m) Provisions

     CWC ConsumerCo accounts for provisions in accordance with FRS12 "Provisions and Contingencies". Consequently, provisions are only recognised when CWC ConsumerCo has a legal or constructive obligation to transfer economic benefits as a result of past events. To the extent that the provisions are surplus to requirements they are released in the profit and loss account.

  n) IT Outsource

     CWC ConsumerCo through the ntl (CWC) group has entered into a 10 year contract for the provision of commercial IT services. Certain costs are paid in advance of the benefit received. These costs are deferred and amortised over the period during which benefit is derived. The charge for the provision of the consolidated billing system is amortised over the expected levels of billing activity.

  o) Millennium and National Code Number Change Costs

     Costs incurred in modifying existing software to achieve Year 2000 compliance are normally written off to the profit and loss account in the period in which they are incurred. However, to the extent that any expenditure not only achieves compliance, but also represents an enhancement of an asset's service potential, it is capitalised and depreciated over the estimated remaining useful life of the asset, in accordance with Urgent Issues Task Force Abstract 20, "Year 2000: Accounting and Disclosures".

     Costs incurred in modifying equipment in preparation for National Code Number Changes are normally written off to the profit and loss account in the period in which they are incurred. However, to the extent that any expenditure not only achieves the necessary modification but also represents an enhancement of an asset's service potential, it is capitalised and depreciated over the estimated remaining useful life of the asset.

4 TURNOVER

     Turnover derives from:

     - local, national and international telecommunications and cable television services; and

     - the sale and rental of telecommunications equipment.

     Turnover comprised the following:

                                                              2000    1999    1998
                                                              L M     L M     L M
                                                              ----    ----    ----
Consumer Markets
  Direct telephony..........................................  279     292     219
  Indirect telephony........................................   93     102     104
  Television................................................  253     222     172
Business Markets............................................   69      72      55
                                                              ---     ---     ---
Total Turnover..............................................  694     688     550
                                                              ===     ===     ===

     The Directors consider this to be a single class of business and accordingly no segmental analysis of operating profit or loss or net assets is shown. In the year ended March 31, 2000 all of the turnover was generated by operations in the United Kingdom (1999: 100% and 1998: 100%).

5 COST OF SALES AND OPERATING EXPENSES

                                                     2000    1999                    1998
                                                     TOTAL   TOTAL   CONTINUING   ACQUISITION   TOTAL
                                                      L M     L M       L M           L M        L M
                                                     -----   -----   ----------   -----------   -----
Outpayments and other cost of sales................   269     251        36           152        188
Other operating expenses (net).....................   270     241        19           178        197
Millennium and NCNC costs..........................    12      16        --             2          2
Depreciation and amortisation......................   156     135         2           101        103

     All activities in the years ended March 31, 1999 and 2000 were continuing.

6 MILLENNIUM AND NATIONAL CODE NUMBER CHANGE COSTS

  Millennium Costs

     Millennium costs comprise the costs allocated to CWC ConsumerCo through the ntl (CWC) group Year 2000 Programme. This includes CWC ConsumerCo's share of the costs of making software and systems compliant, upgrading rented customer premises equipment, purchasing new software and employing external consultants and advisors, as well as the costs of CWC ConsumerCo employees working on the Year 2000 Programme. A cumulative total of Pound Sterling 30 million has been incurred to date, of which Pound Sterling 1 million has been capitalised and Pound Sterling 29 million has been written off to the profit and loss account.

  National Code Number Change Costs

     National Code Number Change costs are being incurred by CWC ConsumerCo through the ntl (CWC) group, in relation to the change in national code numbers which has been initiated by OFTEL. National dialling codes are being reorganised to provide additional UK numbering capacity required for long term growth in new numbers for fixed and mobile telephones, fax, pager, and internet use.

     Costs of Pound Sterling 2 million had been incurred during the year in relation to National Code Number Change, which were capitalised (1999: Pound Sterling 1 million expensed in the profit and loss account). The National Code Number Change programme is expected to take a further year to complete. Total costs are expected to be Pound Sterling 5 million of which Pound Sterling 3 million is expected to relate to capital expenditure, the balance being written off to the profit and loss account as incurred.

7 LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

     Loss on ordinary activities before taxation is stated after charging:

                                                              2000   1999   1998
                                                              L M    L M    L M
                                                              ----   ----   ----
Depreciation of owned tangible fixed assets.................  144    122     91
Depreciation of fixed assets held under finance leases......   12     12     12
Amortisation of goodwill....................................   --      1     --
Operating lease payments -- hire of plant and machinery.....   --      2      2
Operating lease payments -- other...........................    5      8      9
Management service fees payable (see Note 33)...............   --      1      3

8 EMPLOYEES

     In 2000 the average monthly number of persons working within CWC ConsumerCo was 5,262 (1999: 5,130 and 1998: 5,407).

     The aggregate remuneration and associated costs of CWC ConsumerCo employees were:

                                                              2000   1999   1998
                                                              L M    L M    L M
                                                              ----   ----   ----
Salaries and wages..........................................  142    126    106
Social security costs.......................................   11     11     10
Pension costs of defined benefit scheme.....................    3      3      3
Pension costs of defined contribution schemes...............    3      3      2
                                                              ---    ---    ---
Total staff costs...........................................  159    143    121
Less: Staff costs capitalised within network fixed assets...  (79)   (47)   (34)
                                                              ---    ---    ---
                                                               80     96     87
                                                              ===    ===    ===

     Details of the pension schemes are given in Note 9.

9 PENSIONS

     CWC ConsumerCo, through ntl (CWC), participates in a pension scheme operated by Cable and Wireless. The scheme is a defined benefit scheme whereby retirement benefits are based on the employees' final remuneration and length of service, and is funded through a separate trustee administered scheme. Contributions to the scheme are based on pension costs for all members of the scheme across the Cable and Wireless group and are made in accordance with the recommendations of independent actuaries who value the scheme at regular intervals, usually triennially. The last valuation currently available relates to the position of the scheme as at March 31, 1999. Full details relating to the pension scheme are disclosed in the financial statements of Cable and Wireless.

     CWC ConsumerCo also operates several defined contribution pension plans.

     CWC ConsumerCo will establish a new exempt approved pension scheme and employees allocated to CWC ConsumerCo who are active members of the Cable and Wireless superannuation fund will be invited to join the new CWC ConsumerCo scheme and to transfer their accrued rights to it. Employees allocated to CWC ConsumerCo who are active members of ntl (CWC) pension schemes will, for the time being, remain in those schemes.

10 COSTS OF FUNDAMENTAL REORGANISATION

     Following the formation of the ntl (CWC) group on April 28, 1997, the nature and focus of operations of the constituent companies were fundamentally reorganised. Costs of Pound Sterling 96 million have been allocated to CWC ConsumerCo and include branding, employee related costs such as redundancies and property rationalisations.

     The inclusion of the costs of fundamental reorganisation had no material impact on the tax charge for 2000 or 1999 or 1998.

11 NET INTEREST PAYABLE

                                                              2000    1999    1998
                                                              L M     L M     L M
                                                              ----    ----    ----
Interest receivable and similar income:
Deposits and short term loan interest.......................     4       8       8
Funds placed with parent undertaking........................    --       6       1
                                                              ----    ----    ----
                                                                 4      14       9
                                                              ====    ====    ====

Interest payable:
Finance charges on leases...................................    (6)     (9)     (7)
Bank loans and overdrafts...................................   (70)    (89)    (90)
Loan notes..................................................  (146)   (132)    (58)
Funds borrowed from parent undertaking......................    (2)     --      (1)
                                                              ----    ----    ----
                                                              (224)   (230)   (156)
Less: interest capitalised within network fixed assets (Note
  14).......................................................    30      37      26
                                                              ----    ----    ----
                                                              (194)   (193)   (130)
                                                              ----    ----    ----
Net interest payable........................................  (190)   (179)   (121)
                                                              ====    ====    ====

12 TAXATION

     The tax credit comprises:

                                                              2000    1999    1998
                                                              L M     L M     L M
                                                              ----    ----    ----
United Kingdom taxation:
Current corporation tax at 30% (1999: 31%, 1998: 31%).......   34      --      --
Deferred tax................................................   --      --      --
Adjustment in respect of prior years........................   --      --      --
                                                               --      --      --
Tax credit on profit on ordinary activities.................   34      --      --
                                                               ==      ==      ==

     If deferred tax had been provided in 2000 on a full provision basis, there would have been no change in the tax charge for the year (1999: no change, 1998: no change). The effective tax rate for the year ended March 31, 2000 is 0% (1999: 0%, 1998: 0% after costs of fundamental reorganisation). This rate differs from the statutory tax rate of 30% because the companies within CWC ConsumerCo were loss making in the period and deferred tax assets for such losses were not recognised in full. The tax credit in the year ended March 31, 2000 reflects a payment of Pounds Sterling 34 million from CWC DataCo for losses surrendered by way of group relief.

13 INTANGIBLE FIXED ASSETS

                                                              GOODWILL
                                                                L M
                                                              --------
COST
At April 1, 1999............................................     9
Additions...................................................    --
                                                                 --
At March 31, 2000...........................................     9
                                                                 --
AMORTISATION
At April 1, 1999............................................     1
Charge for the year.........................................    --
                                                                 --
At March 31, 2000...........................................     1
                                                                 --
Net book value at March 31, 2000............................     8
                                                                 --
Net book value at March 31, 1999............................     8
                                                                 ==

     Goodwill arising on the acquisition of Two Way TV Limited is amortised over 20 years, which is the ntl (CWC)' Directors' estimate of its economic useful life.

14 TANGIBLE FIXED ASSETS

                                                     NETWORK CABLE,    NON-NETWORK
                                        LAND AND       PLANT AND        PLANT AND
                                        BUILDINGS      EQUIPMENT        EQUIPMENT     TOTAL
                                           L M            L M              L M         L M
                                        ---------    --------------    -----------    -----
COST
At April 1, 1999......................      53           3,020              14        3,087
Additions.............................       1             423              73          497
Disposals.............................      --              (8)            (18)         (26)
                                           ---           -----             ---        -----
At March 31, 2000.....................      54           3,435              69        3,558
                                           ---           -----             ---        -----
DEPRECIATION
At April 1, 1999......................       4             218               5          227
Charge for the year...................       5             130              21          156
Transfers.............................      --              16              --           16
Disposals.............................      --              (3)             (5)          (8)
                                           ---           -----             ---        -----
At 31 March 2000......................       9             361              21          391
                                           ---           -----             ---        -----
NET BOOK VALUE AT
March 31, 2000........................      45           3,074              48        3,167
                                           ---           -----             ---        -----
March 31, 1999........................      49           2,802               9        2,860
                                           ===           =====             ===        =====

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
The net book value of land and buildings comprised:
  Freehold..................................................   19      19
  Long leasehold............................................    2       2
  Short leasehold...........................................   24      28
                                                               --      --
                                                               45      49
                                                               ==      ==

     Interest totalling Pound Sterling 30 million (1999: Pound Sterling 37 million) for the year ended March 31, 2000 that is directly applicable to the design, construction and installation of CWC ConsumerCo's cable television and telecommunications network has been capitalised within additions to network assets.

Accumulated interest capitalised included in the total cost of tangible fixed assets at March 31, 2000 amounted to Pound Sterling 93 million (1999: Pound Sterling 63 million).

     Included in the net book value of Network cable, plant and equipment is Pound Sterling 83 million in respect of assets held under finance leases and similar hire purchase contracts (1999: Pound Sterling 95 million). Accumulated depreciation on these assets is Pound Sterling 42 million (1999: Pound Sterling 30 million) and the charge for the year is Pound Sterling 12 million (1999:
Pound Sterling 12 million). Network cable, plant and equipment includes Pound Sterling 127 million (1999: Pound Sterling 118 million) in respect of assets not yet in service and consequently upon which depreciation has not been charged.

15 DEBTORS

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
DUE WITHIN ONE YEAR
Trade debtors outside receivables securitisations...........   12       7
Amounts due from CWC DataCo (see below).....................   63      --
Other debtors...............................................   18      11
Prepayments and accrued income..............................   38      49
                                                              ---     ---
                                                              131      67
                                                              ---     ---
DUE AFTER MORE THAN ONE YEAR
Prepayments and accrued income..............................   68      69
                                                              ---     ---
                                                              199     136
                                                              ===     ===

     Where, as part of attributing assets and liabilities to CWC ConsumerCo and CWC DataCo these assets and liabilities are to be transferred between legal entities within the ntl (CWC) group, intragroup balances have been set up.

     Included within prepayments and accrued income, is an amount of Pound Sterling 100 million (1999: Pound Sterling 112 million) in respect of the IT outsource representing:

                                                                    2000
                                                            ---------------------
                                                              DUE       DUE AFTER         1999
                                                             WITHIN     MORE THAN    --------------
                                                            ONE YEAR    ONE YEAR     TOTAL    TOTAL
                                                              L M          L M        L M      L M
                                                            --------    ---------    -----    -----
Security deposit..........................................     21          32          53       85
Consolidated billing system charge........................      9          27          36       14
Transition costs..........................................      2           9          11       13
                                                               --          --         ---      ---
                                                               32          68         100      112
                                                               ==          ==         ===      ===

     The consolidated billing system charge is amortised over the life of the outsource contract based on expected billing levels. The transition costs billed by IBM in relation to the transition of the IT function to the outsource provider include external legal, consultancy, property and other technical fees which are amortised over differing periods depending on the period over which CWC ConsumerCo, through the ntl (CWC) group derives benefit.

16 DEBTORS WITHIN RECEIVABLES SECURITISATION

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
Gross debtors...............................................   56      85
Non-returnable proceeds.....................................  (29)    (62)
                                                              ---     ---
                                                               27      23
                                                              ===     ===

     Within the overall working capital facilities, certain trade debtors have been assigned as security against the advance of cash. This security is represented by the assignment of a pool of trade debts to a trust for the benefit of the providers of this securitisation facility. The financing provided against this pool takes into account, inter alia, the risks that may be attached to individual debtors and the expected collection period.

     CWC ConsumerCo, through the ntl (CWC) group, is not obliged (and does not intend) to support any losses arising from the assigned debts against which cash has been advanced. The providers of the finance have confirmed in writing that, in the event of default in payment by a debtor, they will seek repayment of the cash advanced only from the remainder of the pool of debts in which they hold an interest, and that repayment will not be required from CWC ConsumerCo in any other way.

17 CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
Unsecured convertible loan notes............................   --       9
Current instalments due on loans............................  543      33
Obligations under finance leases............................    7       5
Trade creditors.............................................   34      35
Amounts owed to CWC DataCo (see below)......................   --     199
Amounts owed to parent undertaking..........................   13      --
Other taxation and social security..........................   11       5
Other creditors.............................................    7      30
Accruals and deferred income................................  211     171
                                                              ---     ---
                                                              826     487
                                                              ===     ===

     Where, as part of attributing assets and liabilities to CWC ConsumerCo and CWC DataCo these assets and liabilities are to be transferred between legal entities within the ntl (CWC) group, intragroup balances have been set up.

18 CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                              2000     1999
                                                               L M      L M
                                                              -----    -----
Notes due 2003 ($750m at a coupon rate of 6.375%)...........    453      453
Notes due 2005 ($650m at a coupon rate of 6.625%)...........    393      393
Notes due 2008 ($1.1bn at a coupon rate of 6.750%)..........    665      665
Bonds due 2005 (L300m at a coupon rate of 7.125%)...........    298      298
Bonds due 2017 (L200m at a coupon rate of 7.375%)...........    199      199
Loans.......................................................    965      795
Obligations under finance lease.............................    100      108
Accruals and deferred income................................      2        5
                                                              -----    -----
                                                              3,075    2,916
                                                              =====    =====

     With the exception of certain specific finance lease obligations, all debt of ntl (CWC) group has been allocated to CWC ConsumerCo as such debt has primarily been necessary to fund CWC ConsumerCo's activities.

     Substantially all third party borrowings were repaid as part of the Transaction Agreement and were replaced with approximately Pound Sterling 2.2 billion of borrowings from another NTL group company.

19 PROVISIONS FOR LIABILITIES AND CHARGES

                                                             ONEROUS      PROPERTY
                                                           OBLIGATIONS     COSTS      TOTAL
                                                               L M          L M        L M
                                                           -----------    --------    -----
At March 31, 1999........................................       5             9        14
Amounts used during the year.............................      (3)           (5)       (8)
Established during the year..............................      --            --        --
                                                               --            --        --
At March 31, 2000........................................       2             4         6
                                                               ==            ==        ==

     At March 31, 2000 the onerous obligations provision relates to onerous contract commitments not recorded in the books of Two Way TV Limited. This is expected to be utilised over the next five years.

     The remaining provision for property costs relates to the fair value property provision for overmarket rents set up as a result of the acquisition of Bell Cablemedia and NYNEX CableComms in April 1997, and is expected to be utilised over the next 18 years.

20 DEFERRED TAX

     The amount provided, and the full potential liability, in respect of UK deferred taxation is as follows:

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
Amount provided and potential liability:....................    --      --
                                                              ====    ====
Tax effect of timing differences due to:
  Excess capital allowances over depreciation...............  (206)   (140)
  Other timing differences..................................    --      --
                                                              ----    ----
                                                              (206)   (140)
                                                              ====    ====

     As at March 31, 2000, CWC ConsumerCo had substantial UK tax losses available to carry forward which exceeded the timing differences due to the excess of capital allowances over depreciation. No deferred tax asset has been recognised in the accounts in respect of any unutilised tax losses.

21 CALLED UP SHARE CAPITAL

                                                      NUMBER OF SHARES
                                                      ----------------
                                                       2000      1999     2000     1999
                                                        M         M        L M      L M
                                                      ------    ------    -----    -----
Authorised:
  Ordinary shares of 50p each.......................  2,250     2,250     1,125    1,125
                                                      -----     -----     -----    -----
Allotted, issued and fully paid:
  Ordinary shares of 50p each.......................  1,496     1,493       748      746
                                                      -----     -----     -----    -----

     ntl (CWC) was listed on the London and New York Stock exchanges on April 28, 1997, when 1,489,253,555 shares were issued to acquire Bell Cablemedia and NYNEX CableComms with a further 102,707 being issued on offer acceptances received post-listing.

     Allotments of ordinary shares of 50p each during the year to March 31, 2000 were as follows:

                                                                               GROSS
                                                               NUMBER      CONSIDERATION
                                                              OF SHARES      RECEIVED
                                                              ALLOTTED           L
                                                              ---------    -------------
Bell Cablemedia plc Savings-Related Share Option Plan
  1994......................................................     20,135         59,781
Bell Cablemedia plc No 1 Executive Share Option Plan 1994...     13,944         41,521
Bell Cablemedia plc No 2 Executive Share Option Plan 1994...     26,902         78,089
3.5% Bell Cablemedia plc unsecured convertible loan notes
  due 2001..................................................     46,242             --
5% Bell Cablemedia unsecured convertible loan notes due 1995
  (extended)................................................  2,815,385             --
NYNEX CableComms Employees Share Option Plan................    252,250        940,388
NYNEX CableComms Savings-Related Share Option Plan 1995.....      7,309         22,080
NYNEX CableComms Savings-Related Share Option Plan 1996.....     36,916         85,867
                                                              ---------      ---------
                                                              3,219,083      1,227,726
                                                              =========      =========

     Allotments of ordinary shares of 50p each during the year to March 31, 1999 were as follows:

                                                                               GROSS
                                                               NUMBER      CONSIDERATION
                                                              OF SHARES      RECEIVED
                                                              ALLOTTED           L
                                                              ---------    -------------
Bell Cablemedia plc Savings-Related Share Option Plan
  1994......................................................     36,041        107,006
Bell Cablemedia plc No. 1 Executive Share Option Plan
  1994......................................................    137,199        394,646
Bell Cablemedia plc No. 2 Executive Share Option Plan
  1994......................................................    254,974        731,162
3.5% Bell Cablemedia plc unsecured convertible loan notes
  due 2001..................................................      9,366             --
NYNEX CableComms Employees Share Option Plan................  2,373,139      8,847,066
NYNEX CableComms Savings-Related Share Option Plan 1995.....     29,098         87,905
NYNEX CableComms Savings-Related Share Option Plan 1996.....     46,218        107,504
                                                              ---------     ----------
                                                              2,886,035     10,275,289
                                                              =========     ==========

     At March 31, 2000, capital instruments which were convertible into ordinary shares of ntl (CWC) were as follows:

                                                    PRINCIPAL    PROJECTED
                                                     AMOUNT       NUMBER      PERIOD OF
                                                        L        OF SHARES    CONVERSION
                                                    ---------    ---------    ----------
5% unsecured convertible loan notes due 1995
  (extended)......................................  1,925,000     826,303     1999-2001
3.5% unsecured convertible loan notes due 2001....     57,564      23,086     1999-2001
                                                    =========     =======     =========

     Both loan notes are convertible at the option of the holders.

22 RESERVES

                                                             SHARE      OTHER
                                                            PREMIUM    RESERVES
                                                              L M        L M
                                                            -------    --------
At April 1, 1999..........................................     9        (1,034)
Gross premiums on shares allotted.........................     8            --
Amortisation of issue costs relating to capital
  instruments.............................................    --            --
Loss for the financial year...............................    --          (165)
Other movements...........................................    --            --
                                                              --        ------
At March 31, 2000.........................................    17        (1,199)
                                                              ==        ======

23 FINANCIAL INSTRUMENTS

     CWC ConsumerCo, through the ntl (CWC) group, holds or issues financial instruments to finance its operations and to manage the interest rate and currency risks arising from its sources of finance. In addition, various financial assets and liabilities, for example, trade debtors, trade creditors, accruals and prepayments, arise directly from operations. CWC ConsumerCo has taken advantage of the exemption available to exclude short term debtors and creditors from disclosures of financial assets and liabilities. Disclosure focuses on those financial instruments which play a significant medium to long term role in the financial risk profile.

     CWC ConsumerCo, through the ntl (CWC) group finances its operations by a mixture of bank borrowings and other long term debt. The ntl (CWC) group borrows in the major debt markets in Sterling and US dollars at both fixed and floating rates of interest, using derivatives where appropriate to generate the desired effective currency profile and interest rate basis. The derivatives used for this purpose are principally interest rate swaps and cross currency swaps.

     The main risks arising from financial instruments are interest rate risk and currency risk.

  Finance and Interest Rate Risk

     CWC ConsumerCo, through the ntl (CWC) group's exposure to interest rate fluctuations on its borrowings and deposits is managed by using interest rate swaps and forward rate agreements (FRAs). The minimum proportion fixed is higher in the near term than in the longer term, with the aim of reducing the volatility of short term interest costs whilst maintaining the opportunity to benefit from the movements in longer term rates. The interest rate profile of the financial liabilities, after taking account of interest rate swaps, FRAs and cross currency swaps, of CWC ConsumerCo as at March 31, 2000 and 1999 was:

                                                               2000        1999
                                                             STERLING    STERLING
                                                               L M         L M
                                                             --------    --------
Floating rate financial liabilities........................   1,492         117
Fixed rate financial liabilities...........................   2,131       2,828
                                                              -----       -----
Total......................................................   3,623       2,945
                                                              =====       =====
Fixed rate financial liabilities
  Weighted average interest rate(%)........................     6.9%        7.1%
  Weighted average period for which rate is fixed
     (years)...............................................       5           6
                                                              =====       =====

     In addition to swaps, further protection from interest rate movements will be provided by interest rate collars on Pound Sterling 700 million for 3 years from July 15, 1999. These start when the last FRAs mature and at this stage the weighted average interest rate is expected to fall further.

     CWC ConsumerCo held the following financial assets as part of its financing arrangements at March 31, 2000:

                                                              L M
                                                              ---
Sterling....................................................  87
                                                              ==

  Liquidity Risk

     CWC ConsumerCo, through ntl (CWC) group treasury operations, manages borrowings with respect to both interest and financing risk. Accordingly there are a range of maturities of debt from one year to 17 years. Financial flexibility is provided via the Pound Sterling 1,500 million revolving facility, of which Pound Sterling 1,000 million is for five years and Pound Sterling 500 million for 364 days. At the 2000 year end Pound Sterling 700 million was drawn under the five year facility and Pound Sterling 350 million was drawn under the 364 day facility.

     The maturity profile of financial liabilities, other than short term creditors such as trade creditors and accruals, at March 31, 2000 and 1999 was:

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
Finance lease obligations are repayable as follows:
Within one year.............................................    7       6
Between one and two years...................................    8       6
Between two and five years..................................   31      28
In five or more years.......................................   61      74
                                                              ---     ---
                                                              107     114
                                                              ===     ===

     All finance lease obligations were settled upon acquisition by NTL on May 30, 2000 and replaced with group financing.

                                                              2000     1999
                                                               L M      L M
                                                              -----    -----
Loans and Notes are repayable as follows:
Within one year.............................................    543       29
Between one and two years...................................      6        4
Between two and five years..................................  1,854    1,541
In five or more years.......................................  1,113    1,257
                                                              -----    -----
                                                              3,516    2,831
                                                              =====    =====

     All loans and notes were settled prior to, or upon, acquisition by NTL on May 30, 2000 and replaced with group financing.

     The maturity profile of the CWC ConsumerCo's undrawn committed borrowing facilities at March 31, 2000 was:

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
Within one year.............................................  150     500
Greater than two years......................................   40     225
                                                              ---     ---
                                                              190     725
                                                              ===     ===

  Fair Values of Financial Assets and Liabilities

     The estimated fair value of CWC ConsumerCo's financial instruments are summarised below:

                                                                    2000
                                                           ----------------------
                                                           CARRYING    ESTIMATED
                                                            AMOUNT     FAIR VALUE
                                                             L M          L M
                                                           --------    ----------
Primary Financial Instruments Held or Issued to Finance
  Operations:
Long Term Debt...........................................   (3,075)        (3,127)
                                                            ------      ---------
Cash and short term deposits.............................       87             87
Derivative financial instruments held to manage the
  interest rate and currency profile
Interest rate swaps -- assets............................       --              9
Interest rate swaps -- (liabilities).....................       --             --
INTEREST RATE COLLARS -- ASSETS..........................       --              5
                                                            ------      ---------
INTEREST RATE COLLARS -- (LIABILITIES)...................       --             --
                                                            ------      ---------
CROSS CURRENCY SWAPS -- ASSETS...........................       --             --
                                                            ------      ---------
Cross currency swaps -- (liabilities)....................       --            (48)
                                                            ------      ---------

                                                                    1999
                                                           ----------------------
                                                           CARRYING    ESTIMATED
                                                            AMOUNT     FAIR VALUE
                                                             L M          L M
                                                           --------    ----------
Primary Financial Instruments Held or Issued to Finance
  Operations:
Long Term Debt...........................................   (2,911)      (2,962)
                                                            ------       ------
Cash and short term deposits.............................      127          127
Derivative financial instruments held to manage the
  interest rate and currency profile
Interest rate swaps -- assets............................       --           --
Interest rate swaps -- (liabilities).....................       --          (76)
INTEREST RATE COLLARS -- ASSETS..........................       --           --
                                                            ------       ------
INTEREST RATE COLLARS -- (LIABILITIES)...................       --           (8)
                                                            ------       ------
CROSS CURRENCY SWAPS -- ASSETS...........................       --           38
                                                            ------       ------
Cross currency swaps -- (liabilities)....................       --          (17)
                                                            ======       ======

  Cash at Bank and in Hand, Account Receivable, Account Payable, Short Term Borrowings and Current Investment Liabilities.

     The carrying value approximates fair value either because of the short maturity of the instruments or because the interest rate on investments is reset after periods not greater than six months.

  Long Term Borrowings

     The fair value is based on quoted market prices or, where these are not available, on the quoted market prices of comparable debt issued by other companies.

  Interest Rate Swaps, Collars and Currency Swaps

     The fair value of interest rate and currency swaps is the estimated amount which CWC ConsumerCo, through the ntl (CWC) group, expects to pay or receive on the termination of the agreement, taking into consideration current interest rates and the current credit worthiness of the counterparties. The nominal value of the interest rate and currency swaps at March 31, 2000 was Pound Sterling 2,898 million (1999: Pound Sterling 2,935 million). The nominal value of the interest rate collars at March 31, 2000 was Pound Sterling 700 million (1999: Pound Sterling 700 million).

  Currency Risk

     CWC ConsumerCo, through the ntl (CWC) group has significant sources of finance denominated in US dollars which have been hedged back into sterling using cross currency swaps.

     Gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised. Unrecognised gains and losses on the instruments used for hedging, and the movements thereon are as follows as at March 31, 2000:

                                                              GAINS    LOSSES    TOTAL
                                                               L M      L M       L M
                                                              -----    ------    -----
Unrecognised gains and losses on hedges
As at April 1, 1999.........................................    38      (101)     (63)
                                                               ---      ----      ---
Gains and losses arising before April 1, 1999 that were not
  recognised in the year....................................    38      (101)     (63)
Gains and losses arising in the year that were not
  recognised in the year....................................   (24)       53       29
                                                               ---      ----      ---
Unrecognised gains and losses on hedges at March 31, 2000...    14       (48)     (34)
                                                               ---      ----      ---
Gains and losses expected to be realised in 2000............    14       (48)     (34)
Gains and losses expected to be realised in 2001 or later...    --        --       --
                                                               ---      ----      ---
                                                                14       (48)     (34)
                                                               ===      ====      ===

24 COMMITMENTS

     The amount of capital expenditure, excluding that relating to the IT outsource, authorised by CWC ConsumerCo, for which no provision has been made in the consolidated financial information is as follows:

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
Contracted..................................................   86     180
                                                               ==     ===

     CWC ConsumerCo, through the ntl (CWC) group, is also contracted to IBM under the IT outsource agreement. At March 31, 2000, the total outstanding commitment was Pound Sterling 1.3 billion which was shared equally between CWC ConsumerCo and CWC DataCo in accordance with the Transaction Agreement for a 10 year period against which the security deposit is offset throughout the term of the contract (1999: Pound Sterling 1.5 billion, 1998: Pound Sterling nil).

25 CONTINGENT LIABILITIES

     There are no contingent liabilities at March 31, 2000.

26 LEASES

     Operating lease commitments payable in the following year, analysed according to the period in which each lease expires are as follows:

                                                              2000    1999
                                                              L M     L M
                                                              ----    ----
LAND AND BUILDINGS
Expiring within one year....................................  --      --
Expiring in years two to five...............................   1      --
Expiring thereafter.........................................   5       7
                                                               --      --
                                                               6       7
                                                               --      --
OTHER ASSETS
Expiring within one year....................................   1       1
Expiring in years two to five...............................   3      --
Expiring thereafter.........................................  --      --
                                                               --      --
                                                               4       1
                                                               ==      ==

27 RECONCILIATION OF OPERATING (LOSS) PROFIT TO NET CASH (OUTFLOW) INFLOW FROM
   OPERATING ACTIVITIES

                                                              2000    1999    1998
                                                              L M     L M     L M
                                                              ----    ----    ----
Operating (loss)/profit.....................................   (13)    45      60
Depreciation and amortisation...............................   156    135     103
Decrease in non refundable receipts from receivables
  securitisation............................................   (33)     1      61
Increase in debtors.........................................    32    (21)    (29)
Decrease in creditors.......................................  (231)    60     191
                                                              ----    ---     ---
Net cash (outflow)/inflow from operating activities before
  fundamental reorganisation and IT outsource costs.........   (89)   220     386
Outflow relating to fundamental reorganisation..............    (6)   (28)    (30)
Outflow relating to IT outsource transition costs...........    --    (13)     --
                                                              ----    ---     ---
Net cash (outflow)/inflow from operating activities.........   (95)   179     356
                                                              ====    ===     ===

28 CASH INFLOW FROM ACQUISITIONS AND DISPOSALS

     The analysis of net inflow of cash in respect of the acquisition and disposal of subsidiaries is as follows:

                                                              2000    1999    1998
                                                              L M     L M     L M
                                                              ----    ----    ----
Acquisition of subsidiaries.................................  --       (4)     --
Share issue costs...........................................  --       --     (49)
Cash acquired with subsidiaries.............................  --        4     137
                                                               --      --     ---
Net cash inflow from acquisition............................  --       --      88
Disposal of business........................................  --        4      --
                                                               ==      ==     ===
Net cash inflow from acquisitions and disposals.............  --        4      88
                                                               ==      ==     ===

29 RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                               2000      1999      1998
                                                               L M       L M       L M
                                                              ------    ------    ------
(Decrease) increase in cash in the period...................     (40)     (102)      144
Cash outflow resulting from debt and lease financing........    (706)     (331)     (378)
                                                              ------    ------    ------
Changes in net debt resulting from cash flows...............    (746)     (433)     (234)
Other movements.............................................      12         7        --
Acquisition of subsidiaries.................................      --        --    (2,197)
Inception of finance lease contracts........................      --        --       (30)
                                                              ------    ------    ------
Movement in net debt in the period..........................    (734)     (426)   (2,461)
Net (debt) funds at April 1.................................  (2,802)   (2,376)       85
                                                              ------    ------    ------
Net debt at March 31........................................  (3,536)   (2,802)   (2,376)
                                                              ======    ======    ======

30 ANALYSIS OF CHANGES IN NET DEBT

                                          AT                            AT                            AT
                                       APRIL 1,   CASH     OTHER     APRIL 1,   CASH     OTHER     MARCH 31,
                                         1998     FLOW   MOVEMENTS     1999     FLOW   MOVEMENTS     2000
                                         L M      L M       L M        L M      L M       L M         L M
                                       --------   ----   ---------   --------   ----   ---------   ---------
Cash at bank and in hand.............      229    (102)     --           127     (40)     --            87
                                        ------    ----       --       ------    ----      --        ------
Debt due within one year.............      (28)     10      --           (18)   (541)      9          (550)
Debt due after more than one year....   (2,577)   (341)      7        (2,911)   (165)      3        (3,073)
                                        ------    ----       --       ------    ----      --        ------
Total debt...........................   (2,605)   (331)      7        (2,929)   (706)     12        (3,623)
                                        ------    ----       --       ------    ----      --        ------
Total net (debt) cash................   (2,376)   (433)      7        (2,802)   (746)     12        (3,536)
                                        ======    ====       ==       ======    ====      ==        ======

31 ACQUISITIONS AND DISPOSALS

  Acquisitions

     On July 28, 1998, CWC ConsumerCo, through ntl (CWC) subscribed for shares representing 50.1% of the enlarged ordinary share capital of Two Way TV Limited for Pound Sterling 13 million.

     For Two Way TV Limited the fair value of assets and liabilities acquired, together with the fair value of consideration paid (including acquisition costs) is set out below:

                                                              1999
                                               ----------------------------------
                                                                          CWC
                                               BOOK     FAIR VALUE     CONSUMERCO
                                               VALUE    ADJUSTMENTS    FAIR VALUE
                                                L M         L M           L M
                                               -----    -----------    ----------
NET ASSETS ACQUIRED:
Tangible fixed assets........................    1          --              1
Stocks.......................................   --          --             --
Debtors......................................    9          --              9
Cash.........................................    4          --              4
Creditors: amounts falling due within one
  year.......................................   (2)         --             (2)
Creditors: amounts falling due after one
  year.......................................   (1)         --             (1)
Provisions...................................   --          (3)            (3)
Minority interest............................   (4)         --             (4)
                                                --          --             --
                                                 7          (3)             4
Goodwill.....................................                               9
                                                --          --             --
Fair value of consideration..................   16          (3)            13
                                                --          --             --

                                                              1999
                                               ----------------------------------
                                                                          CWC
                                               BOOK     FAIR VALUE     CONSUMERCO
                                               VALUE    ADJUSTMENTS    FAIR VALUE
                                                L M         L M           L M
                                               -----    -----------    ----------
SATISFIED BY:
Cash.........................................                               4
Deferred cash consideration..................                               9
                                                ==          ==             ==

     On April 28, 1997 CWC ConsumerCo, through ntl (CWC) acquired 100% of Bell Cablemedia, as enlarged by its acquisition of Videotron, and 100% of NYNEX CableComms. This transaction has been accounted for under the acquisition method. The consideration comprised Pound Sterling 2 billion in shares.

     For the acquisition of Bell Cablemedia and NYNEX CableComms the fair value of assets and liabilities acquired, together with the fair value of consideration paid (including acquisition costs) is set out below:

                                                                         1998
                                                 -----------------------------------------------------
                                                                              ACCOUNTING
                                                               FAIR VALUE       POLICY
                                                 BOOK VALUE    ADJUSTMENTS    ALIGNMENT     FAIR VALUE
                                                    L M            L M           L M           L M
                                                 ----------    -----------    ----------    ----------
NET ASSETS ACQUIRED:
Intangible fixed assets........................       517           --           (517)            --
Tangible fixed assets..........................     2,371         (194)            --          2,177
Debtors........................................       144          (36)            --            108
Cash and cash equivalents......................       137           --             --            137
Borrowings.....................................    (2,000)        (197)            --         (2,197)
Creditors: amounts falling due within one
  year.........................................      (139)         (26)            --           (165)
Provisions.....................................        --          (48)            --            (48)
Minority interests.............................       (13)          --             --            (13)
                                                   ------         ----           ----         ------
 ...............................................     1,017         (501)          (517)            (1)
Goodwill.......................................                                                2,006
                                                   ------         ----           ----         ------
Fair value of consideration
SATISFIED BY:
Shares allotted................................                                                2,005
Cash...........................................                                                   --
                                                   ------         ----           ----         ------
 ...............................................                                                2,005
                                                   ======         ====           ====         ======

     Bell Cablemedia held Pound Sterling 517 million of goodwill in its balance sheet arising principally on its acquisition of Videotron. This amount has been written off directly to reserves in accordance with CWC ConsumerCo policy in 1998.

     The principal fair value adjustments were:

     - An adjustment for Pound Sterling 129 million to write-down analogue set-top boxes and head-end equipment, Pound Sterling 31 million for property and IT systems and Pound Sterling 34 million of other fixed assets;

     - An adjustment to write off deferred financing costs and arrangement fees of Pound Sterling 58 million, Pound Sterling 25 million of which were classified in debtors and Pound Sterling 33 million in borrowings;

     - An adjustment of Pound Sterling 164 million to borrowings to restate the high yield debt obligations of Bell Cablemedia at their fair value;

     - An adjustment to provide for onerous contracts of Pound Sterling 48 million, including programming costs, future commitments to purchase analogue set-top boxes, property and other items;

     - Other adjustments of Pound Sterling 37 million relating to other assets and liabilities.

     The fair value of assets and liabilities acquired on each of the significant acquisitions is set out below:

                                                                  FAIR VALUE
                                                    BOOK VALUE    ADJUSTMENTS    FAIR VALUE
                NYNEX CABLECOMMS:                      L M            L M           L M
                -----------------                   ----------    -----------    ----------
Tangible fixed assets.............................    1,158           (60)         1,098
Debtors...........................................       66           (27)            39
Cash..............................................        5            --              5
Borrowings........................................     (615)           --           (615)
Creditors: amounts falling due within one year....      (28)           (5)           (33)
Provisions........................................       --           (23)           (23)
                                                      -----          ----          -----
                                                        586          (115)           471
                                                      =====          ====          =====

                                                                     ACCOUNTING
                                                      FAIR VALUE       POLICY
                                        BOOK VALUE    ADJUSTMENTS    ALIGNMENT     FAIR VALUE
           BELL CABLEMEDIA:                L M            L M           L M           L M
           ----------------             ----------    -----------    ----------    ----------
Intangible fixed assets...............       517           --           (517)            --
Tangible fixed assets.................     1,214         (133)            --          1,081
Debtors...............................        78           (9)            --             69
Cash..................................       132           --             --            132
Borrowings............................    (1,385)        (197)            --         (1,582)
Creditors: amounts falling due within
  one year............................      (111)         (21)            --           (132)
Provisions............................        --          (26)            --            (26)
Minority interests....................       (13)          --             --            (13)
                                          ------         ----           ----         ------
                                             432         (386)          (517)          (471)
                                          ======         ====           ====         ======

     The summarised results of CWC ConsumerCo's material acquisitions through ntl (CWC) from the end of the previous financial year to the date of acquisition by ntl (CWC) were as follows:

                                                                                  NYNEX
                                                           BELL CABLEMEDIA      CABLECOMMS
                                                           JAN 1, 1997 TO     JAN 1, 1997 TO
                                                           APRIL 28, 1997     APRIL 28, 1997
                                                                 L M               L M
                                                           ---------------    --------------
Turnover.................................................         35                63
Operating loss...........................................        (27)              (24)
Loss before tax..........................................        (56)              (33)
Taxation.................................................         --                 7
Loss after tax...........................................        (56)              (26)
Minority interests.......................................         --                --
Loss attributable to shareholders........................        (56)              (26)
                                                                 ===               ===

     There were no recognised gains and losses in these periods other than the losses attributable to shareholders. The table below gives summarised financial information for the CWC ConsumerCo's material acquisitions for their full financial year prior to acquisition.

                                                                         NYNEX
                                                   BELL CABLEMEDIA     CABLECOMMS
                                                     YEAR ENDED        YEAR ENDED
                                                    DEC 31, 1996      DEC 31, 1996
                                                         L M              L M
                                                   ---------------    ------------
Loss after tax...................................        (96)             (74)
Minority interests...............................         --               11
                                                         ===              ===

32 SUBSEQUENT EVENTS

     Certain key transaction steps have taken place subsequent to the balance sheet date, as detailed below.

     Following the announcement of the clearance by the Secretary of State of France Telecom's investment in NTL on May 10, 2000, all necessary conditions to the ntl (CWC) Scheme of Arrangement which forms part of the Transaction were satisfied.

     With effect from close of trading on May 11, 2000, the listing of ntl (CWC) shares on the London Stock Exchange was cancelled. On May 12, 2000, the ntl
(CWC) Scheme became effective. As part of the Scheme, all of the existing ntl
(CWC) shares were cancelled and the resulting credit in the books of ntl (CWC) was applied in issuing paid up in full, new ntl (CWC) shares to Cable & Wireless Communications (Holdings) plc. Consequently, Cable & Wireless Communications (Holdings) plc has become the immediate parent undertaking of ntl (CWC). ntl
(CWC) shareholders who were on the register of ntl (CWC) at the Dealings Record Time were issued with shares in Cable & Wireless Communications (Holdings) plc in proportion to their cancelled holdings of ntl (CWC) shares. In addition, ntl
(CWC) has been re-registered as a private company.

     On May 12, 2000, the ntl (CWC) issued a 30 day redemption notice to the Yankee Bondholders and deposited redemption monies with the Trustee of the Yankee Bonds. On May 13, 2000, CWC DataCo was transferred to Cable & Wireless Communications (Holdings) plc.

     On May 24, 2000, ntl exercised the option granted to it by Cable and Wireless plc, required for completion of the Transaction, which took place on May 30, 2000. Following completion, ntl became the ultimate parent undertaking of the ntl (CWC).

     On June 13, 2000 the Cable & Wireless Communications changed its name to ntl (CWC) Limited.

33 RELATED PARTY TRANSACTIONS

  Transactions With Affiliates

     Cable and Wireless and Bell Atlantic Corporation are considered related parties on the basis of their equity shareholdings in ntl (CWC) which at April 30, 2000 amounted to 52.73% (1999: 52.84%) and 18.55% (1999: 18.59%)
respectively.

     During the period CWC ConsumerCo had the following transactions with Cable and Wireless:

                                                                   2000    1999    1998
                                                           NOTE    L M     L M     L M
                                                           ----    ----    ----    ----
Interest payable.........................................          --      --      (1)
Contribution towards group development programme.........   (i)    (1)     (1)     (1)
Management service charge payable........................  (ii)    --      (1)     (3)
Net lease payments on property...........................  (iii)   (1)     (1)     --
                                                                    ==      ==      ==

     All transactions with CWC DataCo undertakings are on commercial terms.

Notes:

(i) Cable and Wireless undertakes a number of development programmes which are of benefit to its subsidiary undertakings. CWC ConsumerCo makes contributions for its share of the cost of these development programmes.

(ii) Management service charges cover the provision of technical training, marketing, taxation, internal audit and treasury services and other professional advice.

(iii) This relates to office space in properties rented from Cable and Wireless.

  Other CWC ConsumerCo Transactions as Part of the NTL (CWC) Group

     In the year ended March 31, 1998 CWC ConsumerCo, through the ntl (CWC) group had transactions with Bell Canada International Telecommunications Holdings relating to the transfer of consortium relief. The balance due to Bell Canada International Telecommunication Holdings at March 31, 1998 was Pound Sterling 3 million.

     CWC ConsumerCo, through ntl (CWC) had an interconnect agreement with Mercury Personal Communications, trading as One2One, a partnership in which Cable and Wireless until October 1999 had a 50% interest. The agreement covers the carrying of traffic on each party's respective networks. During the year ended March 31, 1998, revenues from One2One were Pound Sterling 30 million and purchases were Pound Sterling 41 million.

     CWC ConsumerCo, through ntl (CWC) reinsures its health care claims fund through Pender Insurance Ltd, a wholly owned subsidiary company of Cable and Wireless. The cost of this arrangement is Pound Sterling 3.5 million.

  NTL (CWC) Shareholders' Agreement

     On March 21, 1997, Cable and Wireless, Bell Canada International Telecommunication Holdings, Bell Atlantic, together the Shareholder Companies, and ntl (CWC) entered into an agreement setting out the terms of the relationship among them in respect of ntl (CWC). Under this agreement, the Shareholder Companies have agreed that their group members will enter into contracts with ntl (CWC) only on a normal commercial basis and on arms' length terms.

  Management and Technical Services Agreement

     The Shareholder Companies and ntl (CWC) entered into a management and technical services agreement under which each of the Shareholder Companies provide various services to ntl (CWC) at ntl (CWC)' request, including tax, legal, internal audit, treasury and corporate finance and human resource services. The services which may be provided by ntl (CWC) to each of the Shareholder Companies include payroll and accounting, car fleet management and VAT services. The terms and conditions of any services requested will be negotiated and agreed on an arm's length basis.

  Secondment Agreement

     The Shareholder Companies and ntl (CWC) have also entered into the Secondment Agreement pursuant to which each of the Shareholder Companies, on the one hand, and ntl (CWC), on the other hand, will, subject to certain conditions, be able to second their employees or employees of their subsidiary undertakings to each other, respectively, or to companies within their respective groups. The fee for any such secondment will broadly be based on the employee's salary, remuneration and other benefits paid or provided to the employee by the providing company.

  Tax Agreements

     Under the Tax Sharing Agreement entered into on March 21, 1997 between the Shareholder Companies and ntl (CWC) i) the tax affairs of ntl (CWC) will be managed on a 'stand alone' basis; ii) dividends paid by ntl (CWC) will be paid outside of any election under Section 247 of the Income and Corporation Tax Act 1988; iii) Cable and Wireless will be entitled to surrender, but did not in the year ended March 31, 1999, to ntl (CWC) ACT to the fullest extent permitted by law (such surrender to be for payment); iv) the shareholders will consider proposals to structure such surrenders in such a way as to reduce the tax disadvantage for Bell Atlantic; v) ntl (CWC) will make, at the request of Bell Atlantic, certain elections with regard to its subsidiaries for the purposes of reducing US tax disadvantages to Bell Atlantic, unless such elections would have a detrimental effect on the affairs of ntl (CWC), its subsidiaries, or the other shareholders; vi) ntl (CWC) will consult generally with the shareholders regarding its tax affairs.

  Cable and Wireless Licence

     Cable and Wireless has granted ntl (CWC) the right to use the 'Cable & Wireless', 'C&W' and Globe Device trade marks (together with other trade marks relating to Cable and Wireless products previously offered by Mercury) in the United Kingdom on a royalty free basis.

34 PRINCIPAL OPERATING SUBSIDIARY UNDERTAKINGS

                                 COUNTRY OF
SUBSIDIARY                      INCORPORATION    HOLDING              PRINCIPAL ACTIVITIES
----------                      -------------    -------              --------------------
ntl (Aylesbury and Chiltern)
  Limited.....................       UK            100%     Cable TV and telecommunications provider
ntl (Broadland) Limited.......       UK            100%     Cable TV and telecommunications provider
ntl (County Durham) Limited...       UK            100%     Cable TV and telecommunications provider
ntl (Ealing) Limited..........       UK            100%     Cable TV and telecommunications provider
ntl (Fenland) Limited.........       UK            100%     Cable TV and telecommunications provider
ntl (Greenwich and Lewisham)
  Limited.....................       UK            100%     Cable TV and telecommunications provider
ntl (Hampshire) Limited.......       UK            100%     Cable TV and telecommunications provider
ntl (Harrogate) Limited.......       UK            100%     Cable TV and telecommunications provider
ntl (Harrow) Limited..........       UK            100%     Cable TV and telecommunications provider
ntl (Kent) Limited............       UK            100%     Cable TV and telecommunications provider
ntl (Lambeth and Southwark)
  Limited.....................       UK            100%     Cable TV and telecommunications provider
ntl (Leeds) Limited...........       UK            100%     Cable TV and telecommunications provider
ntl Wirral Telephone and Cable
  TV Company..................       UK            100%     Cable TV and telecommunications provider
ntl (Norwich) Limited.........       UK            100%     Cable TV and telecommunications provider
ntl (Peterborough) Limited....       UK            100%     Cable TV and telecommunications provider
ntl (Southampton and
  Eastleigh) Limited..........       UK            100%     Cable TV and telecommunications provider
ntl (South East) Limited......       UK            100%     Cable TV and telecommunications provider
ntl (South Hertfordshire)
  Limited.....................       UK           33.3%     Cable TV and telecommunications provider
ntl (South London) Limited....       UK            100%     Cable TV and telecommunications provider
ntl (Thamesmead) Limited......       UK            100%     Cable TV and telecommunications provider
ntl (Wandsworth) Limited......       UK            100%     Cable TV and telecommunications provider
ntl (Wearside) Limited........       UK            100%     Cable TV and telecommunications provider
ntl (West London) Limited.....       UK            100%     Cable TV and telecommunications provider

                                 COUNTRY OF
SUBSIDIARY                      INCORPORATION    HOLDING              PRINCIPAL ACTIVITIES
----------                      -------------    -------              --------------------
ntl (York) Limited............       UK            100%     Cable TV and telecommunications provider
ntl CableComms Bolton.........       UK            100%     Cable TV and telecommunications provider
ntl CableComms Bromley........       UK            100%     Cable TV and telecommunications provider
ntl CableComms Bury and
  Rochdale....................       UK            100%     Cable TV and telecommunications provider
ntl CableComms Cheshire.......       UK            100%     Cable TV and telecommunications provider
ntl CableComms Derby..........       UK            100%     Cable TV and telecommunications provider
ntl CableComms East
  Lancashire..................       UK            100%     Cable TV and telecommunications provider
ntl CableComms Greater
  Manchester..................       UK            100%     Cable TV and telecommunications provider
ntl CableComms Macclesfield...       UK            100%     Cable TV and telecommunications provider
ntl CableComms Oldham and
  Tameside....................       UK            100%     Cable TV and telecommunications provider
ntl CableComms Solent.........       UK            100%     Cable TV and telecommunications provider
ntl CableComms
  Staffordshire...............       UK            100%     Cable TV and telecommunications provider
ntl CableComms Stockport......       UK            100%     Cable TV and telecommunications provider
ntl CableComms Surrey.........       UK            100%     Cable TV and telecommunications provider
ntl CableComms Sussex.........       UK            100%     Cable TV and telecommunications provider
ntl CableComms Wessex.........       UK            100%     Cable TV and telecommunications provider
ntl CableComms Wirral.........       UK            100%     Cable TV and telecommunications provider
ntl (CWC) Programming
  Limited.....................       UK            100%     Cable programming company
ntl Communications Services
  Limited.....................       UK            100%     Management company
Two Way TV Limited............       UK           50.1%     Development company

35 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  Basis of Preparation

     CWC ConsumerCo has prepared its combined financial statements in accordance with generally accepted accounting principles in the United Kingdom which differ in certain material respects from US generally accepted accounting principles. The significant differences relate principally to the following items and the adjustments necessary to restate net loss and shareholders' equity in accordance with US generally accepted accounting principles are shown below.

     a) Goodwill

     Under UK generally accepted accounting principles, goodwill arising on acquisitions before April 1, 1998 is eliminated directly against reserves. Goodwill arising on acquisitions after April 1, 1998 is capitalised and amortised through the profit and loss account over the Directors' estimate of its useful economic life, which may be up to 20 years. Under US generally accepted accounting principles goodwill is capitalised and amortised by charges against income up to 20 years.

     b) Deferred Tax

     Under UK generally accepted accounting principles, provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. US generally accepted accounting principles requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred tax assets to the amount which is likely to be realised.

     c) Prematurity

     Under US generally accepted accounting principles, depreciation of costs in the period between the completion of a portion of the network and the time that expected subscriber numbers are achieved (the prematurity period) are determined in accordance with SFAS 51, "Financial Reporting by Cable Television Companies". This requires that depreciation and capitalisation during the prematurity period be determined by reference to the ratio of the greater of i) the average number of customers expected that month as estimated at the beginning of the prematurity period; ii) the average number of customers that would be attained using at least equal, that is, straight line, monthly progress in adding new customers towards the estimate of customers at the end of the prematurity period; and iii) the average number of actual customers -- to the estimated number of customers at the end of the prematurity period. CWC

     ConsumerCo follows policies which, because the size of the portion of the network tracked is significantly smaller than a "portion" under SFAS 51, result in no material difference to applying SFAS 51.

     Under UK generally accepted accounting principles interest on borrowings used to finance construction of the network is capitalized until that portion of the network is completed, hence no interest on borrowings that continue to finance completed portions of the network in the prematurity period is capitalised. However, US generally accepted accounting principles allow such interest to continue to be capitalised in the prematurity period.

     d) Cash Flows

     The Cash Flow Statement is prepared in accordance with the UK Financial Reporting Standard No. 1 Revised, Cash Flow Statements, referred to as FRS 1 Revised, for UK generally accepted accounting principles reporting. Its objective and principles are similar to those set out in Statement of Financial Accounting Standard (SFAS) 95, "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1 Revised, CWC ConsumerCo presents its combined cash flows for: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and financing. SFAS 95 requires only three categories of cash flow activity; operating; investing and financing.

     Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 Revised would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. Under FRS 1 Revised, cash is defined as cash in hand and deposits repayable on demand, short term deposits which are readily convertible into known amounts of cash at or close to their carrying value are classified as liquid resources. SFAS 95 defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under SFAS 95 and are included in capital expenditure and financial investments under FRS 1 Revised.

     e) Debt

     On May 12, 2000, CWC ConsumerCo issued a 30 day redemption notice to Yankee Bondholders and deposited redemption monies with the Trustee of the Yankee Bonds. This debt was treated as long term under UK GAAP. However, in accordance with US GAAP, CWC ConsumerCo had committed to pay the monies prior to release of these financial statements, therefore this debt is classified as current.

     The effects of these different accounting principles are as follows:

     An exchange rate of US$1.63 has been used to translate sterling to US dollars. Such translations are for convenience only and should not be construed as representations that the sterling amounts have been converted into US dollars at that or any other rate.

                          RECONCILIATION OF UK/US GAAP

                    RECONCILIATION OF UK/US GAAP -- NET LOSS

                                                              2000    2000    1999
                                                               $M     L M     L M
                                                              ----    ----    ----
NET LOSS AS REPORTED UNDER UK GAAP..........................  (269)   (165)   (135)
US GAAP ADJUSTMENTS:
Amortisation of goodwill....................................  (165)   (101)   (101)
Capitalisation of Prematurity Interest......................     7       4      --
Deferred Tax................................................   (18)    (11)     --
                                                              ----    ----    ----
NET LOSS UNDER US GAAP......................................  (445)   (273)   (236)
                                                              ====    ====    ====

              RECONCILIATION OF UK/US GAAP -- SHAREHOLDERS' EQUITY

                                                              2000     2000     1999
                                                               $M       L M      L M
                                                              -----    -----    -----
SHAREHOLDERS' EQUITY AS REPORTED UNDER UK GAAP..............   (707)    (434)    (279)
Goodwill....................................................  2,799    1,717    1,818
Capitalisation of Prematurity Interest......................      7        4       --
Deferred Tax................................................    (18)     (11)      --
                                                              -----    -----    -----
SHAREHOLDERS' EQUITY UNDER US GAAP..........................  2,081    1,276    1,539
                                                              =====    =====    =====

                 COMBINED STATEMENT OF CASH FLOWS UNDER US GAAP

                                                               2000     2000    1999
                                                                $M      L M     L M
                                                              ------    ----    ----
Net cash (used) provided by operating activities............     (31)    (19)   (223)
Net cash used in investing activities.......................  (1,133)   (695)   (234)
Net cash provided by financing activities...................   1,099     674     355
                                                              ------    ----    ----
NET CHANGE IN CASH UNDER US GAAP............................     (65)    (40)   (102)
                                                              ======    ====    ====